Exhibit 10.3

UPS RESTORATION SAVINGS PLAN

(Effective January 1, 2017)

INTRODUCTION

Effective January 1, 2017, United Parcel Service of America, Inc. (the “Company”) established the UPS Restoration Savings Plan (the “Plan”) as a non-qualified deferred compensation plan established and maintained solely for the purpose of providing a select group of highly-compensated and management employees with company contribution credits that they are precluded from receiving under the UPS 401(k) Savings Plan as a result of limitations imposed under Internal Revenue Code Section 401(a)(17). The Company hereby amends and restates the Plan effective January 1, 2017 to reflect certain changes to the Plan resulting from changes to the UPS 401(k) Savings Plan that as of the restatement date are intended to take effect on January 1, 2023.

The Company’s Board of Directors has determined that the benefits to be paid under this Plan constitute reasonable compensation for the services rendered and to be rendered by eligible employees.

The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to be a “top-hat” plan within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1) and shall be administered and interpreted to the extent possible in a manner consistent with that intent.

SECTION I

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. Wherever used, the masculine pronoun shall be deemed to refer either to a male or female, and the singular shall be deemed to refer to the singular or plural, as appropriate by context.

1.1 Account. The bookkeeping account maintained under the Plan for each Participant by the Company to record his Company Contribution Credits plus earnings and losses thereon. A Participant’s Account may be further subdivided into a SavingsPLUS Restoration Credit Account, a UPS Retirement Contribution Restoration Credit Account, a UPS Transition Contribution Restoration Credit Account and any other sub-accounts as the Committee may determine.

1.2 Beneficiary. The person(s) or entity designated by the Participant to receive his benefits under the Plan in the event of his death in accordance with Section 6.1.

1.3 Board. The Board of Directors of the Company.

1.4 Code. Internal Revenue Code of 1986, as amended. A reference to a particular Code Section shall include a reference to any regulation issued under that Section.

1.5 Committee. The committee appointed by the Board to be responsible for the Plan and its administration.

1.6 Company. United Parcel Service of America, Inc.

1.7 Company Contribution Credits. Contribution amounts credited to a Participant’s Account pursuant to Section 3.1 through 3.3 of the Plan. Company Contribution Credits may include SavingsPLUS Restoration Credits, UPS Retirement Contribution Restoration Credits, and/or UPS Transition Contribution Restoration Credits.

1.8 Compensation. Except as otherwise set forth in this Section 1.8, “Eligible Compensation,” as defined in the Qualified Plan that is paid to an Eligible Employee by the Company or an Employer Company during the Plan Year, but only to the extent such Eligible Compensation exceeds the Code Section 401(a)(17) limits. For purposes of the UPS Transition Contribution Restoration Credit, Compensation means “UPS Transition Contribution Eligible Compensation,” as defined in the Qualified Plan that is paid to an Eligible Employee by the Company or an Employer Company during the Plan Year, but only to the extent such UPS Transition Eligible Compensation exceeds the Code Section 401(a)(17) limits. Notwithstanding the foregoing and as described in Appendix 3.2 and 3.3, for purposes of a Participant’s UPS Retirement Contribution Restoration Credit or UPS Transition Contribution Restoration Credit, only Compensation earned or attributable to a period during which the Participant was employed by an Employer Company that participates in UPS Retirement Contribution Restoration Credits or UPS Transition Contribution Restoration Credits (as applicable) shall be taken into account.

1.9 Disability or Disabled. A medically determinable physical or mental impairment that can be expected to result in death or to last for a period of not less than 12 months as a result of which the Participant is receiving income replacement benefits under a long term disability plan to which an Employer Company contributes for the Participant. Notwithstanding the foregoing, in no event shall a Participant be determined to have a Disability unless such condition would qualify as a “disability” under Section 409A of the Code.

1.10 Employee. A person who is classified as an employee on the payroll of an Employer Company and who actually receives (or is deemed to receive on account of eligible leave of absence) United States compensation from employment by an Employer Company as an employee of that Employer Company.

1.11 Employer Company. The Company, each corporation or entity listed in Appendix A, and any of the following corporations or entities that adopt the Plan with the approval of the Board:

(a)	any domestic corporation or entity at least 90% of whose voting stock or voting interests are owned (directly or indirectly) by the Company; and

(b)	any domestic corporation or entity at least 90% of whose voting stock or voting interests are owned by any corporation or entity described in (a) above.

1.12 ERISA. The Employee Retirement Income Security Act of 1974, as amended. A reference to a particular Section of ERISA shall include a reference to any regulation issued under that Section.

1.13 Executive Employee. A member of a select group of highly-compensated and management employees designated as such by the Board or Committee.

1.14 Investment Request. A Participant’s instructions, in accordance with procedures established by the Committee, as to how the Participant’s Account should be deemed to be invested, subject to approval by the Committee.

1.15 Participant. Any person with an account balance under the Plan shall be a Participant. Any Executive Employee may become a Participant upon satisfying the requirements of Section 2.1.

1.16 Plan. The UPS Restoration Savings Plan.

1.17 Plan Year. The calendar year.

1.18 Qualified Plan. The UPS 401(k) Savings Plan, as amended from time to time.

1.19 SavingsPLUS Restoration Credit. The credit described in Section 3.1.

1.20 SavingsPLUS Restoration Credit Account. The portion of the Participant’s Account containing SavingsPLUS Restoration Credits and any credits for earnings thereon.

1.21 Separation from Service. A termination of the Participant’s employment with the Company and each Employer Company that would also constitute a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and any regulations or other guidance issued thereunder.

1.22 UPS Retirement Contribution Restoration Credit. The credit described in Section 3.2.

1.23 UPS Retirement Contribution Restoration Credit Account. The portion of the Participant’s Account containing UPS Retirement Contribution Restoration Credits and any credits

1.24 UPS Retirement Contribution Restoration Credit Service. The measure of service used for calculating a Participant’s UPS Retirement Contribution Restoration Credit level under Appendix 3.2. UPS Retirement Contribution Restoration Credit Service is determined as of the last day of the Plan Year. A Participant shall generally be credited with one year of UPS

Retirement Contribution Restoration Credit Service for each year of employment as an Employee with an Employer Company starting as of such Participant’s most recent date of hire or rehire with an Employer Company. Any periods of service prior to the Participant’s most recent hire or rehire shall be disregarded in determining the Participant’s years of UPS Retirement Contribution Restoration Credit Service.

The Committee may grant additional periods of UPS Retirement Contribution Restoration Credit Service for service with the Company or with another employer through Committee resolutions.

1.25 UPS Transition Contribution Restoration Credit. The credit described in Section 3.3.

1.26 UPS Transition Contribution Restoration Credit Account. The portion of the Participant’s Account containing UPS Transition Contribution Restoration Credits and any credits for earnings thereon.

1.27 UPS Transition Contribution Restoration Participant. A Participant who, on December 31, 2022, (A) was a Participant in the UPS Retirement Plan, (B) was actively accruing a benefit under a Final Average Compensation Formula (as defined in the UPS Retirement Plan), (C) was not accruing a Portable Account Benefit (as defined in the UPS Retirement Plan), (D) was not accruing a benefit under the RPA-5 non-grandfathered formula (under the UPS Retirement Plan), and (E) had his or her Final Average Compensation Formula accruals frozen under the UPS Retirement Plan. A Participant described in the preceding sentence who, after December 31, 2022, experiences a Separation from Service and is subsequently rehired shall no longer be a UPS Transition Contribution Restoration Participant for any period after such Participant’s rehire date.

1.28 Vesting Service. Vesting Service means the number of years of service determined as of the last day of the Plan Year A Participant shall generally be credited with a year of Vesting Service for each year of employment as an Employee with an with the Company or an Employer Company, calculated from the Participant’s original date of hire. The Committee may grant additional periods of Vesting Service for service with the Company or with another employer through Committee resolutions.

SECTION II

ELIGIBILITY/PARTICIPATION

2.1 In General. To be eligible to become a Participant in the Plan, an Employee must have been hired, rehired, or promoted to Executive Employee status on or after July 1, 2016, provided however that, for Plan Years beginning on or after January 1, 2023, an Executive Employee may become a Participant for purposes of receiving UPS Retirement Contribution Restoration Credits and/or UPS Transition Contribution Restoration Credits even if such Employee was hired, rehired or promoted to Executive Employee status prior to July 1, 2016. An Executive Employee meeting the requirements of the previous sentence shall become a

Participant in the Plan as of the first day of the Plan Year following the first year in which such Executive Employee’s Compensation exceeds the dollar limit specified under Code Section 401(a)(17), as adjusted, provided such Executive Employee’s participation in the Plan is approved by the Committee. The Committee shall have sole discretion in determining an Employee’s status as an Executive Employee, as well as the eligibility of any Employee to participate in this Plan.

2.2 Subsequent Years. After an Executive Employee satisfies the requirements of Section 2.1, such Executive Employee shall remain a Participant in the Plan as long as such Executive Employee remains an Employee, even if the Executive Employee’s Compensation falls below the dollar limit specified under Code Section 401(a)(17). A Participant who has separated from service shall remain a Participant for purposes of his rights to his vested account balance until all of his Plan benefits have been paid, but shall not be eligible to earn any additional benefits under the Plan following his Separation from Service or other termination of employment.

2.3 Change in Status. If a Participant ceases to be an Executive Employee but continues to be employed by the Company, then Company Contribution Credits on his behalf under this Plan shall be suspended, but such Participant shall continue to earn years of Vesting Service and shall remain a Participant under the Plan for purposes of his rights to his vested account balance.

2.4 Impact of return to Executive Employee status. Notwithstanding any other provisions of this Plan to the contrary, any Employee who previously had participated in the Plan as a Participant will again become eligible to earn benefits under the Plan upon re-promotion or other return to Executive Employee status and shall be eligible for the Company Contribution Credits described in Sections 3.1 through 3.3, as appropriate.

SECTION III

RESTORATION BENEFITS

3.1 SavingsPLUS Restoration Credits.

(a) Each active Participant shall be credited for each Plan Year with a SavingsPLUS Restoration Credit. The amount of the SavingsPLUS Restoration Credit shall equal a percentage of the Participant’s Compensation for the Plan Year based on the Employer Company that employs the Participant during each Accounting Period, as set forth in Appendix 3.1.

(b) SavingsPLUS Restoration Credits shall be allocated to the Participant’s SavingsPLUS Restoration Credit Account as of the last day of each Accounting Period (as defined under the Qualified Plan), based on the Participant’s Compensation and Employer Company as of the last day of such Accounting Period. In the event that a Participant transfers employment to a different Employer Company prior to the end of the Accounting Period, the Participant’s SavingsPLUS Restoration Credit account shall be credited or debited as necessary to reflect the SavingsPLUS Restoration Credit rate to which such Participant was entitled based on the Participant’s Employer Company on the last day of the applicable Accounting Period. An adjustment under this paragraph shall include a corresponding adjustment for earnings.

(c) A Participant shall be entitled to SavingsPLUS Restoration Credits as described above regardless of the level of contributions (if any) that the Participant makes to the Qualified Plan during the Plan Year.

(d) Vesting. SavingsPLUS Restoration Credits shall be immediately 100% vested.

3.2 UPS Retirement Contribution Restoration Credits.

(a) Active Participants who qualify for UPS Restoration Contribution Restoration Credits shall receive a Company Contribution Credit allocated to an such Participant’s UPS Retirement Contribution Restoration Credit Account as soon as practicable following the last day of the Plan Year (or at such other time as the Company may determine), as described in this Section 3.2 and Appendix 3.2.

(b) Eligibility for UPS Retirement Contribution Restoration Credits. To be eligible for a UPS Retirement Contribution Restoration Credit, the Participant must be actively employed by an Employer Company that participates in UPS Retirement Contribution Restoration Credits (as specified in Appendix 3.2) during the Plan Year. In the event that, during a Plan Year (but prior to the last day of a Plan Year), a Participant has a Separation from Service or is transferred to an Employer Company that does not participate in UPS Retirement Contribution Restoration Credits, such Participant shall remain eligible for the UPS Retirement Contribution Restoration Credit for that Plan Year, but only for such portion of the Plan Year that the Participant was employed by an Employer Company that participates in UPS Retirement Contribution Restoration Credits.

(c) The amount of the UPS Retirement Contribution Restoration Credit shall be a percentage of the Participant’s Compensation for the Plan Year and shall vary based on factors set forth in Appendix 3.2.

(d) Vesting. UPS Retirement Contribution Restoration Credits shall vest after the Participant has earned three years of Vesting Service. Upon termination of employment, a Participant shall forfeit any right to any non-vested portion of his Account. Notwithstanding the foregoing, the Committee may determine to accelerate the vesting of any Participant’s Account, subject to such conditions and limitations as the Committee may see fit to impose.

3.3 UPS Transition Contribution Restoration Credits.

(a) Active Participants who meet the requirements of 3.3(b) below shall receive a Company Contribution Credit allocated to an such Participant’s UPS Transition Contribution Restoration Credit Account as soon as practicable following the last day of the Plan Year (or at such other time as the Company may determine), as described in this Section 3.3 and Appendix 3.3.

(b) To be eligible for a UPS Transition Contribution Restoration Credit, the Participant must be a UPS Transition Contribution Restoration Participant and must be employed during the Plan Year by an Employer Company by an Employer Company that participates in UPS Transition Contribution Restoration Credits. In the event that, during a Plan Year (but prior to the last day of the Plan Year), a Participant has a Separation from Service or transfers to an Employer Company that does not participate in UPS Transition Contribution Restoration Credits only for such portion of the Plan Year that the Participant was employed by an Employer Company that participates in UPS Transition Contribution Restoration Credits.

(c) The amount of the UPS Transition Contribution Restoration Credit shall be 5% of the Participant’s Compensation for each Plan Year starting on or after January 1, 2023 and prior to January 1, 2028, and 7% of the Participant’s Compensation for each Plan Year starting on or after January 1, 2028. No UPS Transition Contribution Restoration Credit shall be made for any Plan Year starting before January 1, 2023.

(d) Vesting. UPS Transition Contribution Restoration Credits shall be immediately 100% vested.

3.4 Participant Contributions. A Participant is not required or permitted to make contributions to the Plan.

3.5 Earnings on Accounts.

(a) The Account of each Participant shall be credited with its allocable share of deemed investment gains and losses.

(b) The Committee shall retain final authority as to how a Participant’s Account is to be deemed invested. The SavingsPLUS Restoration Credits shall be deemed invested in shares of UPS Stock (as such term is defined under the Qualified Plan). For investments of a Participant’s UPS Retirement Contribution Restoration Credit Account and UPS Transition Contribution Restoration Credit Account, a Participant may advise the Committee as to the Participant’s preferred investment allocation by submitting an Investment Request to the Committee. An Investment Request may direct the Committee to deem the Participant’s Account to be invested in and among such deemed investment vehicles as are made available by the Committee from time to time, which may mirror one or more of the investment options available to participants in the Qualified Plan. Notwithstanding the foregoing, in no event shall any portion of a Participant’s Account be deemed invested in a self-directed brokerage account or similar feature.

(c) Investment Requests must follow such procedures as may be set forth by the Committee. In the event that a Participant has not submitted an Investment Request, the Participant’s Account shall be deemed to be invested in a fund selected by the Committee. In no event shall a Participant’s investment instructions under the Qualified Plan affect or be affected by the deemed investment of the Participant’s Account under this Plan.

3.6 Benefits to Minors and Incompetents.

(a) If any person entitled to receive payment under the Plan is a minor, the Company shall pay the amount directly to the minor, to a guardian of the minor, or to a custodian selected by the Company.

(b) If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal representative), the payment will be made as determined by the Committee, in its sole discretion.

SECTION IV

PARTICIPANT ACCOUNTS

4.1 Participant Accounts. The Company shall maintain, or cause to be maintained, records for each Participant showing the amounts credited and debited from time to time to his Account.

SECTION V

PAYMENT OF BENEFITS

5.1 Commencement of Benefits. A Participant’s Account shall become payable on the date which is the six-month anniversary of the Participant’s Separation from Service, or if earlier, six months following the date on which the Participant dies or becomes Disabled.

5.2 Method of Payment.

(a) Prior to the time a Participant commences participation in the Plan pursuant to Section 2.1 of the Plan, the Participant may submit an election to receive a distribution of his Account in the form of cash in one of the following payment options:

(i)	a single lump sum payment; or

(ii)	annual installments over a period of exactly 3, 5, 7, or 10 years (as elected by the Participant). The amount of each installment shall be to equal the balance of the Participant’s Account immediately prior to the installment divided by the number of installments remaining to be paid.

If a Participant does not elect a form of payment or submits an incomplete election, that Participant’s benefits shall be paid in the form of a lump sum.

(b) If a Participant who has commenced receiving installment payments under Section 5.2(a) dies, the installment payments shall continue to be made to the Participant’s Beneficiary as though the Participant had not died. However, if a Participant dies or becomes Disabled prior to the commencement of benefit payments, the Participant’s Account shall be paid in a single lump sum within six months following the earliest to occur of the Participant death or Disability, with payments being made to the Participant’s Beneficiary if the Participant has died.

(c) In the event the Participant elects an installment form of payment, the Participant’s Account balance will remain subject to market risk associated with the mirrored investment options as described in Section 3.5 during the installment payment period, and earnings (or losses) shall continue to accrue on any remaining balance in the Participant’s Account for each year or part thereof during the installment payment period in the manner provided for in Section 3.5.

5.3 Change in Form of Payment.

(a) A Participant may change the form of payment of his Account at most one time, as described in this Section 5.3. After a Participant has made an election to change the form of payment under this 5.3, that Participant shall thereafter be ineligible to change the form of payment of his or her Account.

(b) A Participant’s election to change the form of payment of his Account must satisfy each of the following, or else such election shall be null and void:

(i)	the election to change the form of payment must be made on a form acceptable to the Committee;

(ii)	the election must be submitted to the Committee not later than the twelve months prior to the date distribution of the Account would otherwise have commenced; and

(iii)	the election shall delay the commencement of any payments under the Plan for a period of no fewer than five years from the date such payment would have otherwise commenced.

(c) An election to change the form of payment of a Participant’s Account under this Section 5.3 shall become effective no earlier than twelve months after the date on which it is received by the Committee. In the event a Participant experiences a Separation from Service during such 12 month period, the election shall be null and void and the Participant’s Account shall be paid as though no such election had been made.

SECTION VI

BENEFICIARY

6.1 Designation of Beneficiary. A Participant may, in the manner determined by the Committee, designate a Beneficiary and one or more contingent Beneficiaries to receive any benefits which may be payable under the Plan upon his death. If a Participant fails to designate a Beneficiary, the Participant’s estate shall automatically be treated as his or her Beneficiary under this Plan.

6.2 Change to Beneficiary. A Participant may change his Beneficiary at any time by following procedures set forth by the Committee.

SECTION VII

TAXES

7.1 Withholding Taxes. Benefits paid under the Plan may be subject to federal, state and local income and payroll taxes. The Participant shall arrange for all such taxes to be paid in the manner required by law. Where possible, the Committee may deduct taxes owed from payments from the Plan or from the Participant’s regular wages. Alternatively, the Participant agrees to remit to the Company payments to cover taxes upon the Committee’s request. The Committee reserves the right to offset all unpaid taxes against the interest of a Participant under the Plan.

7.2 Section 409A Compliance.

(a) This Plan is intended to comply with the provisions of Section 409A of the Code and any regulations issued thereunder. To the extent feasible, all definitions, terms, conditions, and rights under this Plan shall be interpreted or construed in a manner that is consistent with that intent. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payments of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.

(b) Notwithstanding the foregoing, the tax treatment of any payment provided under this Plan is not warranted or guaranteed. Neither the Company, nor the Committee, nor any Employer Company shall be liable for any taxes, interest, penalties, or other monetary amounts owed by the Participant or any other taxpayer as a result of the Plan or the payment or non-payment of any amount thereunder. By participating in the Plan, the Participant agrees to be solely and exclusively liable for any tax consequences (including without limitation any additional tax based on noncompliance with Section 409A) associated with any benefit under the Plan. Additionally, nothing in this Plan shall be interpreted as creating in the Company, the Committee, or any Employer Company a duty to optimize any tax treatment.

SECTION VIII

ADMINISTRATION

8.1 Administration. This Plan shall be administered by the Committee, which shall have complete authority in its sole discretion to make, amend, interpret and enforce rules and regulations for the administration of this Plan and decide or resolve in its sole discretion any and all questions which may arise in connection with this Plan. The Committee may delegate certain of its duties to one or more employees or to a separate committee appointed by the Committee.

8.2 Employment of Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may, from time to time, consult with counsel, including counsel to the Company.

8.3 Decisions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

8.4 Claims Procedure. Any claim for a benefit under this Plan shall be filed and resolved in accordance with the claims procedure provided under the UPS 401(k) Savings Plan, which procedure hereby is incorporated in this Plan by reference, except that (a) the Committee of this Plan shall be the entity with whom a claim for review should be filed under this Plan and (b) the Committee has absolute discretion to resolve any claims under this Plan.

SECTION IX

AMENDMENT AND TERMINATION

9.1 Amendment or Termination. The Committee reserves the right, by written resolution, to amend, modify or terminate, either retroactively or prospectively, any or all of the provisions of this Plan,; provided, however, that no such action on its part shall adversely affect the rights of a Participant, or beneficiaries without the consent of such Participant (or beneficiaries, if the Participant is deceased) with respect to any benefits accrued under this Plan prior to the date of such amendment, modification or termination of the Plan if the Participant has at that time a non-forfeitable right to benefits under of this Plan.

SECTION X

GENERAL CONDITIONS

10.1 Funding. The benefits payable under this Plan shall be paid by the Company out of its general assets and shall not be funded. The obligations that the Company incurs under this Plan shall be subject to the claims of the Company’s other creditors having priority as to the Company’s assets.

The Company may (but is not required to) establish one or more trusts to which the Company may transfer such assets as the Company determines in its sole discretion to assist in meeting its obligations under the Plan. If a trust is established under the Plan, it is intended that the transfer of assets into the trust will not generate taxable income (for federal income tax purposes) to the Participants until such assets are actually distributed or otherwise made available to the Participants. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan, and the provisions of any trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to such trust. The Company’s obligations under the Plan may be satisfied with trust assets distributed pursuant to the terms of the trust, and any such distribution shall reduce the Company’s obligations under the Plan.

10.2 Assignment. Except as to withholding of any tax under the laws of the United States or any state or locality, no benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether currently or thereafter payable hereunder, shall be void. For clarification and without limitation, this section 10.2 specifically forbids and makes void any purported assignment of benefits to an alternate payee through a domestic relations order, regardless of whether such domestic relations order would be a qualified domestic relations order under Section 414(p) of the Code or Section 206 of ERISA.

10.3 No Contract of Employment. No employee and no other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the employment of the Company. The right and power of the Company to dismiss or discharge any employee is expressly reserved.

10.4 Terms. All terms used in this Plan which are defined in the Qualified Plan shall have the same meaning herein as therein, unless otherwise expressly provided in this Plan.

10.5 Plan Provisions Govern. The rights under this Plan of a Participant who leaves the employment of the Company at any time and the rights of anyone entitled to receive any payments under this Plan by reason of the death of such Participant, shall be governed by the provisions of this Plan in effect on the date such Participant leaves the employment of the Company, except as otherwise specifically provided in this Plan.

10.6 Governing Law. The law of the State of Georgia shall govern the construction and administration of this Plan, to the extent not pre-empted by federal law.

As evidence of its adoption of the UPS Restoration Savings Plan, the Committee, as authorized by the Board, has caused this document to be executed by a duly authorized officer.

UNITED PARCEL SERVICE OF AMERICA, INC.

By:	/s/ David Abney
Title:	Chairman

APPENDIX A

List of Employer Companies

BT Realty Holdings II, Inc.	UPS Capital Corporation, Inc.	UPS Mail Innovations, Inc. (Formerly UPS Messaging Inc.)

iShip, Inc.	UPS Capital Insurance Agency, Inc. (Formerly Glenlake Insurance Agency, Inc.)	UPS Procurement Services Corporation

United Parcel Service Co.	UPS Customhouse Brokerage, Inc.	UPS Supply Chain Solutions, Inc. (includes Diversified Trimodal, Inc. d/b/a Martrac, UPS Supply Chain Management Nevada, Inc., UPS Supply Chain Management Tristate, Inc., UPS Logistics Group Americas, Inc. which were all merged through a series of mergers 12/31/02)

United Parcel Service of America, Inc.	UPS General Services Co.	UPS Telecommunications, Inc. (UPS Teleservices)

United Parcel Service, Inc. (Ohio)	UPS Ground Freight d/b/a UPS Freight (Formerly Overnite Transportation Company)	UPS Worldwide Forwarding, Inc.

UPS Capital Business Credit (Formerly First International Bank)	UPS International General Services Co.	Worldwide Dedicated Services, Inc.

UPS Capital Business Credit of New Jersey, Inc. (Formerly First International Capital Corporation of New Jersey)	UPS Latin America, Inc.

APPENDIX 3.1 SavingsPLUS Restoration Credit

Effective as of January 1, 2017

SavingsPLUS Restoration Credit Calculation.

For purposes of this Appendix 3.1, the term “Employer Company Group” shall mean the group of Employer Companies applicable to the Participant as of the last day of the Accounting Period (as such term is defined under the Qualified Plan) as set forth below (the “Employer Company Group”). If a Participant has a Separation from Service or transfers to an Employer Company that does not participate in UPS Retirement Contribution Restoration Credits, such Participant’s “Employer Company Group” for that Accounting Period shall be determined by reference to the participating Employer Company that last employed such Participant during that Accounting Period. Although SavingsPLUS Restoration Credits are calculated each Accounting Period, the Company may allocate them to the accounts of eligible Participants more frequently or less frequently, in the Company’s sole discretion.

Prior to January 1, 2023. The SavingsPLUS Restoration Credit for a Participant shall be determined based on the Employer Company Group, and the Participant’s Compensation, as determined by the tables below:

Employer Company Group	Amount of SavingsPLUS Restoration Credit

A	3% SavingsPLUS Restoration Contribution of Compensation

B	1% SavingsPLUS Restoration Contribution of Compensation

Employer Company Group A: The following Employer Companies are considered part of Employer Company Group A for purposes of determining the SavingsPLUS Restoration Credit noted above:

Employer
BT Realty Holdings II, Inc.
Connectship, Inc i-Parcel LLC iShip, Inc.
Parcel Pro, Inc. (CA, FL, NY)
The UPS Store, Inc
United Parcel Service Co.
United Parcel Service of America, Inc.
United Parcel Service, Inc. (Ohio)
UPS Capital Business Credit (Formerly First International Bank)
UPS Capital Corporation, Inc.
UPS Capital Insurance Agency, Inc. (Formerly Glenlake Insurance Agency, Inc.)
UPS Cartage Services, Inc.
UPS Customhouse Brokerage, Inc.

UPS Expedited Mail Services, Inc.
UPS General Services Co.
UPS Global Innovations, Inc.
UPS International General Services Co.
UPS Latin America, Inc.
UPS Market Driver, Inc.
UPS Mail Innovations, Inc. (Formerly UPS Messaging Inc.)
UPS Procurement Services Corporation
UPS Supply Chain Solutions General Services, Inc.
UPS Supply Chain Solutions, Inc. (includes Diversified Trimodal, Inc. d/b/a Martrac, UPS Supply Chain Management Nevada, Inc., UPS Supply Chain Management Tristate, Inc., UPS Logistics Group Americas, Inc. which were all merged through a series of mergers 12/31/02)
UPS Telecommunications, Inc. (UPS Teleservices)
UPS Trade Management Services, Inc.
UPS Worldwide Forwarding, Inc.

Employer Company Group B: The following Employer Companies are considered part of Employer Company Group B for purposes of determining the SavingsPLUS Restoration Credit noted above:

Employer
UPS Ground Freight

On and after January 1, 2023. Unless otherwise specified below, the SavingsPLUS Restoration Credit for a Participant shall be the amount set forth in the table below:

Amount of SavingsPLUS Restoration Credit 3% SavingsPLUS Restoration Contribution of Compensation

Notwithstanding the foregoing, the Participants employed by the following Employer Companies on the last day of an Accounting Period shall receive the SavingsPLUS Restoration Credit levels set forth below for such Accounting Period:

•	Marken Ltd.

Amount of SavingsPLUS Restoration Credit
NONE

APPENDIX 3.2 UPS Retirement Contribution Restoration Credits

Effective as of January 1, 2017

For purposes of this Appendix 3.2, the term “Employer Company Group” shall mean the group of Employer Companies applicable to the Participant as of the last day of the Plan Year as set forth below (the “Employer Company Group”). For Plan Years beginning on or after January 1, 2018, if a Participant has a Separation from Service or transfers to an Employer Company that does not participate in UPS Retirement Contribution Restoration Credits, such Participant’s “Employer Company Group” shall be determined by reference to the participating Employer Company that last employed such Participant during the Plan Year.

The UPS Retirement Contribution Restoration Credit is determined by the Employer Company Group for which the Participant is employed on the last day of the Plan Year (or otherwise as described in the previous paragraph) and the Participant’s number of years of UPS Retirement Contribution Restoration Credit Service, subject to the eligibility requirements of Section 3.2 of the Plan.

UPS Retirement Contribution Restoration Credits prior to January 1, 2023

Employer Company Group	0-4 Years of UPS Retirement Contribution Restoration Credit Service	5-9 Years of UPS Retirement Contribution Restoration Credit Service	10-14 Years of UPS Retirement Contribution Restoration Credit Service	15 + Years of UPS Retirement Contribution Restoration Credit Service

A	5% of Compensation	6% of Compensation	7% of Compensation	8% of Compensation

B	3% of Compensation	3.5% of Compensation	4% of Compensation	4.5% of Compensation

Compensation shall only include amounts earned or attributable to periods during which the Participant was employed by an Employer Company that participates in UPS Retirement Contribution Restoration Credits.

Employer Company Group A: The following Employer Companies are considered part of Employer Company Group A for purposes of determining the UPS Retirement Contribution Restoration Credits noted above:

Employer
BT Realty Holdings II, Inc.
United Parcel Service Co.
United Parcel Service of America, Inc.
United Parcel Service, Inc. (Ohio)

UPS Capital Business Credit (Formerly First International Bank)
UPS Capital Corporation, Inc.
UPS Capital Insurance Agency, Inc. (Formerly Glenlake Insurance Agency, Inc.)
UPS General Services Co.
UPS Global Innovations, Inc
UPS Ground Freight
UPS International General Services Co.
UPS Latin America, Inc.
UPS Market Drivers
UPS Procurement Services Corporation
UPS Worldwide Forwarding, Inc.

Employer Company Group B: The following Employer Companies are considered part of Employer Company Group B for purposes of determining the UPS Retirement Contribution Restoration Credits noted above:

Employer
ConnectShip, Inc. iParcel LLC iShip, Inc.
Parcel Pro, Inc. (CA, FL, NY)
The UPS Stores, Inc.
UPS Cartage Services, Inc
UPS Customhouse Brokerage, Inc.
UPS Expedited Mail Services, Inc
UPS Mail Innovations, Inc. (Formerly UPS Messaging, Inc.)
UPS Supply Chain Solutions General Services, Inc
UPS Supply Chain Solutions, Inc. (Includes Diversified Trimodal, Inc. d/b/a/ Martrac, UPS Supply Chain Management Nevada, Inc., UPS Supply Chain Management Tristate, Inc., UPS Logistics Group Americas, Inc. which were all merged through a series of mergers 12/31/02)
UPS Telecommunications, Inc. (UPS Teleservices)
UPS Trade Management Services
Worldwide Dedicated Services, Inc.

UPS Retirement Contribution Restoration Credits on and after January 1, 2023

For Plan Years beginning on or after January 1, 2023, the amount of the UPS Retirement Contribution Restoration Credit shall be as specified below:

0-4 Years of UPS Retirement Contribution Restoration Credit Service	5-9 Years of UPS Retirement Contribution Restoration Credit Service	10-14 Years of UPS Retirement Contribution Restoration Credit Service	15 + Years of UPS Retirement Contribution Restoration Credit Service
5% of Compensation	6% of Compensation	7% of Compensation	8% of Compensation

Compensation shall only include amounts earned or attributable to periods during which the Participant was employed by an Employer Company that participates in UPS Retirement Contribution Restoration Credits.

For Plan Years beginning on and after January 1, 2023, all Employer Companies shall participate in the UPS Retirement Contribution Restoration Credits, with the exception of the following:

•	Coyote Logistics, LLC

•	Marken Ltd.

Additionally, any employees described in Section 4.2(c)(iii) of the Qualified Plan (i.e. Overnite’s or UPS Freight’s Special Services Division or OMC Logistics) shall not be eligible for UPS Retirement Contribution Restoration Credits.

APPENDIX 3.3 UPS Transition Contribution Restoration Credits

Effective as of January 1, 2023

All Employer Companies participate in the UPS Transition Contribution Restoration Credits, with the exception of the following:

•	Coyote Logistics, LLC

•	Marken Ltd.

Additionally, any employees described in Section 4.2(c)(iii) of the Qualified Plan (i.e. Overnite’s or UPS Freight’s Special Services Division or OMC Logistics) shall not be eligible for UPS Transition Contribution Restoration Credits.

Compensation shall only include amounts earned or attributable to periods during which the Participant was employed by an Employer Company that participates in UPS Transition Contribution Restoration Credits.